Exhibit 31.2

Park City Group, Inc. & Subsidiaries
Certification of Principal Executive and Principal Financial Officer
Pursuant To Section 302 of the Sarbanes-Oxley Act Of 2002

I, Todd Mitchell, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the period ended June 30, 2015 of Park City Group, Inc.;
2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date:    October 9, 2015

/s/ Todd Mitchell
Principal Financial Officer, CFO